Exhibit 99.1

Second Quarter 2019 Earnings Results

TPG Specialty Lending, Inc. Reports Second Quarter Net Investment Income Per Share of $0.47 and NAV Per Share of $16.68; Declares a Second Quarter Supplemental Dividend Per Share of $0.04 and a Third Quarter Base Dividend Per Share of $0.39

NEW YORK—July 31, 2019— TPG Specialty Lending, Inc. (NYSE: TSLX, or the “Company”) today reported net investment income of $31.1 million, or $0.47 per share, and net income of $47.8 million, or $0.72 per share, for the second quarter ended June 30, 2019. Reported net asset value per share was $16.68 at June 30, 2019 as compared to $16.34 at March 31, 2019.

The difference between this quarter's net investment income and net income was primarily driven by net unrealized gains specific to individual portfolio companies and net unrealized mark-to-market gains related to our interest rate swaps from a change in the shape of the forward LIBOR curve.

Annualized return on equity (ROE) for the second quarter 2019 was 11.6% and 17.7% on a net investment income and a net income basis, respectively. ROE for the trailing twelve month period ended June 30, 2019 was 12.9% on a net income basis.

The Company announced that its Board of Directors has declared a third quarter 2019 base dividend of $0.39 per share for stockholders of record as of September 13, 2019, payable on October 15, 2019. The Company’s Board of Directors also declared a second quarter 2019 supplemental dividend of $0.04 per share for stockholders of record as of August 30, 2019, payable on September 30, 2019.

Net Investment Income
Q2 2019 ($MM):	$31.1
Q2 2019 (per share):	$0.47

Net Income
Q2 2019 ($MM):	$47.8
Q2 2019 (per share):	$0.72

NAV
Q2 2019 ($MM):	$1,102
Q2 2019 (per share):	$16.68
Q2 2019 (per share, PF):	$16.64

ROE
Q2 2019 Annualized (NII): Q2 2019 Annualized (NI):	11.6% 17.7%
LTM Q2 2019 (NI):	12.9%

Dividend (per share)
Q2 2019 (Supp.):	$0.04
Q3 2019 (Base):	$0.39
LTM Q2 2019 (Supp.):	$0.22
LTM Q2 2019 (Base): LTM Q2 2019 (Total):	$1.56 $1.78

Portfolio and Investment Activity

For the three months ended June 30, 2019, gross originations totaled $1,495.4 million, compared to $179.4 million for the three months ended March 31, 2019.

For the three months ended June 30, 2019, the principal amount of new investments funded was $344.0 million in twelve new portfolio companies and two existing portfolio companies. For this period, the Company had $128.1 million aggregate principal amount in exits and repayments.

For the three months ended March 31, 2019, the principal amount of new investments funded was $145.3 million in four new portfolio companies and four existing portfolio companies. For this period, the Company had $33.1 million aggregate principal amount in exits and repayments.

As of June 30, 2019 and March 31, 2019, the Company had investments in 56 and 48 portfolio companies with an aggregate fair value of $2,060.5 million and $1,824.9 million, respectively. As of June 30, 2019, the average investment size in each portfolio company was $36.8 million based on fair value.

As of June 30, 2019, the Company’s portfolio based on fair value consisted of 97.3% first-lien debt investments, 0.3% second-lien debt investments, 0.1% mezzanine debt investments, and 2.3% equity and other investments.

As of March 31, 2019, the portfolio based on fair value consisted of 97.4% first-lien debt investments, 0.2% second-lien debt investments, 0.1% mezzanine debt investments, and 2.3% equity and other investments.

As of both June 30, 2019 and March 31, 2019, approximately 97.6% of the portfolio was invested in secured debt.

As of June 30, 2019, 99.4% of debt investments based on fair value in the portfolio bore interest at floating rates (when including investment specific hedges), with 94.7% of these subject to interest rate floors. The Company’s credit facility bears interest at floating rates. In connection with the Company’s Convertible Notes and other Notes, which bear interest at fixed rates, the Company entered into fixed-to-floating interest rate swaps in order to align the nature of the interest rates of its liabilities with its investment portfolio.

As of June 30, 2019 and March 31, 2019, the weighted average total yield of debt and income-producing securities at fair value (which includes interest income and amortization of fees and discounts) was 11.2% and 11.4%, respectively, and the weighted average total yield of debt and income-producing securities at amortized cost (which includes interest income and amortization of fees and discounts) was 11.4% and 11.6%, respectively.

As of June 30, 2019, 100% of the portfolio at fair value was meeting all payment and covenant requirements, and no investments were on non-accrual status.

(1)Weighted average total yield of debt and income-producing securities.

Gross Originations
$1,495.4MM

Net Fundings
$215.9MM

Average Investment Size
$36.8MM (1.8% of the portfolio at fair value)

First Lien Debt Investments (% FV)
97.3%

Secured Debt Investments (% FV)
97.6%

Weighted Average Portfolio Yields(1)
Yield at Fair Value:	11.2%
Yield at Amortized Cost:	11.4%

Results of Operations for the Three Months Ended June 30, 2019

Investment Income

For the three months ended June 30, 2019 and 2018, investment income totaled $62.4 million and $66.4 million, respectively. The decrease in investment income was primarily driven by lower prepayment fees and accelerated amortization of upfront fees from unscheduled paydowns and lower syndication fees.

Expenses

Net expenses totaled $30.3 million and $29.2 million for the three months ended June 30, 2019 and 2018, respectively. The increase in net expenses was primarily due to an increase in interest expense as a result of an increase in the average interest rate on debt outstanding.

Liquidity and Capital Resources

As of June 30, 2019, the Company had $10.0 million in cash and cash equivalents, including $5.0 million of restricted cash, total principal value of debt outstanding of $947.7 million, and $734.8 million of undrawn capacity on its revolving credit facility, subject to borrowing base and other limitations. The Company’s weighted average interest rate on debt outstanding was 4.6% and 4.7% for the three months ended June 30, 2019 and March 31, 2019, respectively. Average debt to equity was 0.85x and 0.66x during the three months ended June 30, 2019 and March 31, 2019, respectively.

Total Investment Income
$62.4MM

Net Expenses
$30.3MM

Total Principal Debt Outstanding
$947.7MM

Available Liquidity
$734.8MM

Debt-to-Equity Ratio
Q2 2019 Quarter End:	0.86x
Q2 2019 Average(1):	0.85x

(1)

Daily average debt outstanding during the quarter divided by the daily average net assets during the quarter. Daily average net assets is calculated by starting with the prior quarter end net asset value and adjusting for capital activity during the quarter (adding common stock offerings / DRIP contributions).

Conference Call and Webcast

Conference Call Information:

A conference call to discuss the Company’s financial results will be held live at 8:30 a.m. Eastern Time on August 1, 2019. Please visit TSLX’s webcast link located on the Events & Presentations page of the Investor Resources section of TSLX’s website http://www.tpgspecialtylending.com for a slide presentation that complements the Earnings Conference Call. Please visit the website to test your connection before the webcast.

Participants are also invited to access the conference call by dialing one of the following numbers:

Domestic: (877) 359-9508
International: +1 (253) 237-1122
Conference ID: 2291949

All callers will need to enter the Conference ID followed by the # sign and reference “TPG Specialty Lending” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:

An archived replay will be available from approximately 12:00 p.m. Eastern Time on August 1 through August 7 via a webcast link located on the Investor Resources section of TSLX’s website, and via the dial-in numbers listed below:

Domestic: (855) 859-2056
International: +1 (404) 537-3406
Conference ID: 2291949

Financial Highlights

(Amounts in millions, except per share amounts)

	Three Months Ended
	(unaudited)
	June 30, 2019	March 31, 2019	June 30, 2018
Investments at Fair Value	$2,060.5	$1,824.9	$1,955.1
Total Assets	$2,089.7	$1,849.5	$1,978.5
Net Asset Value Per Share	$16.68	$16.34	$16.36
Supplemental Dividend Per Share	$0.04	$0.01	$0.08
Pro Forma Net Asset Value Per Share(1)	$16.64	$16.33	$16.28

Investment Income	$62.4	$52.5	$66.4
Net Investment Income	$31.1	$26.6	$36.3
Net Income	$47.8	$38.7	$33.6

Net Investment Income Per Share	$0.47	$0.41	$0.56
Net Realized and Unrealized Gains (and Losses) Per Share	$0.25	$0.18	$(0.04)
Net Income Per Share	$0.72	$0.59	$0.52
Annualized Return on Equity (Net Investment Income)(2)	11.6%	10.0%	13.8%
Annualized Return on Equity (Net Income)(2)	17.7%	14.5%	12.7%

Weighted Average Yield of Debt and Income Producing Securities at Fair Value	11.2%	11.4%	11.4%
Weighted Average Yield of Debt and Income Producing Securities at Amortized Cost	11.4%	11.6%	11.4%
Percentage of Debt Investment Commitments at Floating Rates (3)	99.4%	99.7%	100.0%

(1)	Pro Forma Net Asset Value Per Share gives effect to the supplemental dividend declared related to earnings in the applicable period.
(2)	Return on equity is calculated using prior period’s ending net asset value per share.
(3)	Includes one or more fixed rate investments for which the Company entered into an interest rate swap agreement to swap to floating rate.

Financial Statements and Tables

TPG Specialty Lending, Inc.
Consolidated Balance Sheets

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	June 30,	December 31,
	2019	2018
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $1,912,392 and $1,546,780, respectively)	$1,959,122	$1,565,532
Non-controlled, affiliated investments (amortized cost of $49,962 and $84,602, respectively)	49,918	83,932
Controlled, affiliated investments (amortized cost of $87,974 and $85,018, respectively)	51,493	56,505
Total investments at fair value (amortized cost of $2,050,328 and $1,716,400, respectively)	2,060,533	1,705,969
Cash and cash equivalents (restricted cash of $4,965 and $7,303, respectively)	9,962	10,575
Interest receivable	11,012	8,829
Prepaid expenses and other assets	8,225	4,951
Total Assets	$2,089,732	$1,730,324
Liabilities
Debt (net of deferred financing costs of $16,790 and $15,508, respectively)	$929,855	$608,007
Management fees payable to affiliate	7,373	7,069
Incentive fees payable to affiliate	6,606	9,356
Dividends payable	25,752	25,499
Other payables to affiliate	2,458	1,621
Other liabilities	16,045	15,570
Total Liabilities	988,089	667,122
Commitments and contingencies
Net Assets
Preferred stock, $0.01 par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 66,127,370 and 65,501,897 shares issued, respectively; and 66,038,290 and 65,412,817 shares outstanding, respectively	661	655
Additional paid-in capital	1,003,391	991,919
Treasury stock at cost; 89,080 and 89,080 shares held, respectively	(1,359)	(1,359)
Distributable earnings	98,950	71,987
Total Net Assets	1,101,643	1,063,202
Total Liabilities and Net Assets	$2,089,732	$1,730,324
Net Asset Value Per Share	$16.68	$16.25

TPG Specialty Lending, Inc.

Consolidated Statements of Operations

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Income
Investment income from non-controlled, non-affiliated investments:
Interest from investments	$57,632	$58,640	$104,155	$106,607
Dividend income	—	—	—	196
Other income	1,940	3,035	4,018	8,854
Total investment income from non-controlled, non-affiliated investments	59,572	61,675	108,173	115,657
Investment income from non-controlled, affiliated investments:
Interest from investments	1,351	375	3,762	375
Other income	19	216	50	216
Total investment income from non-controlled, affiliated investments	1,370	591	3,812	591
Investment income from controlled, affiliated investments:
Interest from investments	1,481	4,084	2,920	7,818
Other income	4	51	8	103
Total investment income from controlled, affiliated investments	1,485	4,135	2,928	7,921
Total Investment Income	62,427	66,401	114,913	124,169
Expenses
Interest	12,724	11,161	23,094	20,231
Management fees	7,373	7,322	13,995	13,982
Incentive fees	6,606	7,700	12,256	14,309
Professional fees	1,897	1,621	3,191	3,732
Directors’ fees	129	98	264	204
Other general and administrative	1,556	1,297	3,033	2,535
Total expenses	30,285	29,199	55,833	54,993
Management and incentive fees waived	—	—	—	(63)
Net Expenses	30,285	29,199	55,833	54,930
Net Investment Income Before Income Taxes	32,142	37,202	59,080	69,239
Income taxes, including excise taxes	1,000	900	1,300	1,750
Net Investment Income	31,142	36,302	57,780	67,489
Unrealized and Realized Gains (Losses)
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	15,253	(5,274)	28,067	3,065
Non-controlled, affiliated investments	109	(9)	536	(9)
Controlled, affiliated investments	(4,299)	8,616	(7,966)	5,244
Translation of other assets and liabilities in foreign currencies	(764)	4,886	(2,196)	3,905
Interest rate swaps	6,124	(1,785)	9,443	(5,979)
Total net change in unrealized gains	16,423	6,434	27,884	6,226
Realized gains (losses):
Non-controlled, non-affiliated investments	276	448	455	3,093
Controlled, affiliated investments	—	(9,589)	570	(9,589)
Foreign currency transactions	(46)	(26)	(148)	186
Total net realized gains (losses)	230	(9,167)	877	(6,310)
Total Net Unrealized and Realized Gains (Losses)	16,653	(2,733)	28,761	(84)
Increase in Net Assets Resulting from Operations	$47,795	$33,569	$86,541	$67,405
Earnings per common share—basic and diluted	$0.72	$0.52	$1.32	$1.07
Weighted average shares of common stock outstanding—basic and diluted	65,982,373	64,758,752	65,789,976	62,810,429

The Company’s investment activity for the three months ended June 30, 2019 and 2018 is presented below (information presented herein is at par value unless otherwise indicated).

	Three Months Ended
($ in millions)	June 30, 2019	June 30, 2018
New investment commitments:
Gross originations	$1,495.4	$944.4
Less: Syndications/sell downs	1,099.2	679.3
Total new investment commitments	$396.2	$265.1
Principal amount of investments funded:
First-lien	$340.0	$215.5
Second-lien	3.7	—
Mezzanine	—	—
Equity and other	0.3	6.1
Total	$344.0	$221.6
Principal amount of investments sold or repaid:
First-lien	$126.8	$180.7
Second-lien	0.8	—
Mezzanine	—	—
Equity and other	0.5	2.2
Total	$128.1	$182.9
Number of new investment commitments in new portfolio companies	12	4
Average new investment commitment amount in new portfolio companies	$30.8	$56.8
Weighted average term for new investment commitments in new portfolio companies (in years)	4.9	4.6
Percentage of new debt investment commitments at floating rates (1)	98.0%	100.0%
Percentage of new debt investment commitments at fixed rates	2.0%	—
Weighted average interest rate of new investment commitments	10.6%	10.6%
Weighted average spread over LIBOR of new floating rate investment commitments	8.3%	8.4%
Weighted average interest rate on investments sold or paid down	11.0%	9.5%

(1)	Includes two fixed rate investments for the three months ended June 30, 2019, for which the Company entered into interest rate swap agreements to swap to floating rates.

About TPG Specialty Lending

TSLX is a specialty finance company focused on lending to middle-market companies. The Company seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine loans and investments in corporate bonds and equity securities. The Company has elected to be regulated as a business development company, or a BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. TSLX is externally managed by TSL Advisers, LLC, a Securities and Exchange Commission (“SEC”) registered investment adviser. TSLX leverages the deep investment, sector, and operating resources of TPG Sixth Street Partners (“TSSP”), a global finance and investment firm with over $31 billion of assets under management as of March 31, 2019. TSSP is in a strategic partnership with TPG, the global alternative asset firm. For more information, visit the Company’s website at www.tpgspecialtylending.com.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or the Company’s future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any such forward-looking statements.

Investors:

Lucy Lu, 212–601-4753

IRTSL@tpg.com

Media:

Patrick Clifford, 617-793-2004

PClifford@tssp.com